EXHIBIT 28(h)(v)
AMENDED AND RESTATED EXHIBIT A
     THIS AMENDED AND RESTATED EXHIBIT A, dated as of ___, 2010, is Exhibit A to that certain Transfer Agency Services Agreement dated as of July 19, 2007, between PNC Global Investment Servicing Inc. and FundVantage Trust and is amended and restated for the addition of Polen Growth Fund and Olympia American Real Estate Fund.
Funds — Classes
MBIA Municipal Bond Inflation Protection Fund — Institutional and Retail Class
MBIA High Yield Fund — Institutional and Retail Class
MBIA Multi-Sector Inflation Protection Fund — Institutional and Retail Class
MBIA Core Plus Fixed Income Fund — Institutional and Retail Class
Lateef Fund — Classes A, I and C
Boston Advisors US Small Cap Equity Fund — Institutional Class
Boston Advisors International Equity Fund — Institutional Class
Corverus Strategic Equity Fund — Classes A and I
WHV International Equity Fund — Classes A and I
Pemberwick Fund
Private Capital Management Value Fund — Classes A, C, I and R
Estabrook Value Fund — Classes A, C, I and R
Estabrook Investment Grade Fixed Income Fund — Classes A, C, I and R
Tax-Free Securities Fund — Class Y
Tax-Free Short Intermediate Securities Fund — Class Y
Polen Growth Fund — Institutional and Retail Class
Olympia American Real Estate Fund — Classes A, C, D and I

PNC GLOBAL INVESTMENT SERVICING INC.

By:

Name:

Title:

FUNDVANTAGE TRUST

By:

Name:

Title: